UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 21, 2018, Euronet 360 Finance Limited, (“E360”) a wholly owned U.K. subsidiary of Euronet Worldwide, Inc. (the “Company”), entered into a Service Agreement (the “Service Agreement”) with Nikos Fountas, Executive Vice President and Chief Executive Officer of the Company’s EFT EMEA Division. The Service Agreement supersedes a prior employment agreement in effect between Mr. Fountas and the Greek company Euronet Card Services S.A. (the “Prior Agreement”) and was entered into in connection with the transfer of Mr. Fountas’s residence from Greece to the United Kingdom. The terms of the Service Agreement are intended to be consistent with those of the Prior Agreement, to the extent permissible under U.K. law.

Under the Service Agreement, Mr. Fountas would be entitled to the following contractual severance arrangements on termination:

1)	In the event of termination by the Company for a reason other than “serious breach” by Mr. Fountas, Mr. Fountas will be entitled to:

◦	a severance indemnity equal to two times his annual gross salary;

◦	continuation of vesting of any outstanding equity awards granted by EWI for a period of 24 months after the termination; and

◦	continuation of insurance coverage for Mr. Fountas and his family a period of 24 months after the termination.

2)	In the event of a Change of Control of EWI (as defined) Mr. Fountas will be entitled to immediate vesting, on the date of the Change of Control, of all outstanding equity awards granted by EWI.

3)	In the event of a termination by the Company for any reason within a period of one year after a “Change of Control”, Mr. Fountas will be entitled to:

◦	a lump sum severance indemnity equal to the present value (calculated at a discount rate of 7.5%) of two times his annual salary;

◦
an additional indemnity equal to the present value (calculated using a 7.5% discount rate) of the salary to which he would have been entitled during a period of one year after a Change of Control, less any period of such year Mr. Fountas was employed by the Company; and

◦	continuation of insurance coverage for Mr. Fountas and his family for a period of 24 months after the termination or three years after the date of the Change of Control, whichever is longer.

4)
A “Change of Control” includes, (i) completion of a merger or consolidation such that the shareholders of EWI immediately prior to such event hold less than 50% of the surviving entity; (ii) completion of a sale of all or substantially all of the assets of EWI; (iii) replacement of over 25% of EWI’s directors without approval of at least 75% of the directors in office on the date of execution of the Amended Agreement; or (iv) the acquisition by any person of more than 40% of the aggregate voting power of EWI’s then outstanding voting securities.

The Service Agreement also includes the obligation, for a period of 24 months following any termination of the agreement, not to compete with or solicit any employee or customer of the EWI group of companies.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated May 21, 2018 between Euronet Worldwide, Inc. and Nikos Fountas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President - General Counsel
Date: May 23, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement dated May 21, 2018 between Euronet Worldwide, Inc. and Nikos Fountas